UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2007
TeleTech Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
9197 S. Peoria Street, Englewood, Colorado 80112
(Address of principal executive offices, including Zip Code)
Telephone Number: (303) 397-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On November 30, 2007, TeleTech Holdings, Inc. entered into a Second Amendment Agreement (the “Second Amendment”) to its Amended and Restated Credit Agreement, dated as of September 28, 2006 (the “Credit Agreement”) with the lender parties thereto (the “Lenders”), KeyBank National Association, as lead arranger, sole book runner and administrative agent and Wells Fargo Bank, N.A., as syndication agent. The Credit Agreement is a revolving credit facility which permits the Company to borrow up to $180 million from the Lenders.
As disclosed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 9, 2007, the Company’s Audit Committee is conducting a self-initiated review of the Company’s accounting for equity-based compensation practices. Until the review is complete, the Company is not able to prepare and deliver to the Lenders financial statements in accordance with GAAP, as required by the Credit Agreement. The Company was also not able to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (the “Delayed 10-Q”).
The Second Amendment, which, by agreement, was made effective as of November 15, 2007, permits the Company to deliver its financial statements for the fiscal quarter ended September 30, 2007 to the Lenders by March 31, 2008. The Lenders also consented to (i) the filing of the Delayed 10-Q with the SEC on or before March 31, 2008, (ii) the restatement of the Company’s previously issued financial statements, if necessary, and (iii) the NASDAQ Staff Determination Letter with respect to the possible delisting of the Company’s common stock from the NASDAQ Global Market due to the Delayed 10-Q. The Lenders’ consent is conditioned such that after giving effect to the terms of the Second Amendment and the foregoing consent, no other default or event of default may exist under the Credit Agreement. In addition, the Company may be required to pay the Lenders higher interest for past periods to the extent a higher rate would have been applicable under the Credit Agreement based on the Company’s restated financial statements for the relevant prior periods, if such restatements occur.
As a result of the Second Amendment, there is presently no basis for the Lenders to declare an event of default under the Credit Agreement and the Company may continue to borrow funds thereunder. However, if the Company fails to deliver the required financial statements for the fiscal quarter ended September 30, 2007 and file the Delayed 10-Q with the SEC by March 31, 2008, the Lenders may declare an event of default under the Credit Agreement, terminate their commitment to lend to the Company and require that the Company immediately repay all amounts then outstanding under the Credit Agreement.
A copy of the Second Amendment is attached hereto as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description

10.1	Second Amendment Agreement among TeleTech Holdings, Inc., the lender parties thereto, KeyBank, National Association, as lead arranger, sole book runner and administrative agent, and Wells Fargo Bank, N.A. as syndication agent, made as of November 15, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc.
By:	/s/ Kenneth D. Tuchman
KENNETH D. TUCHMAN
Chief Executive Officer

Dated: December 4, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment Agreement among TeleTech Holdings, Inc., the lender parties thereto, KeyBank, National Association, as lead arranger, sole book runner and administrative agent, and Wells Fargo Bank, N.A. as syndication agent, made as of November 15, 2007.